As filed with the Securities and Exchange Commission on August 4, 2022

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0513618
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

730 Milford Road,	03054
Merrimack, New Hampshire
(Address of Principal Executive Offices)	(Zip Code)

PC Connection, Inc. Amended and Restated 1997 Employee Stock Purchase Plan, as amended

PC Connection, Inc. 2020 Stock Incentive Plan, as amended

(Full Title of the Plan)

Timothy McGrath

Chief Executive Officer

PC Connection, Inc.

730 Milford Road

Merrimack, New Hampshire 03054

(Name and Address of Agent For Service)

(603) 683-2000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ◻	Accelerated filer ⌧

Non-accelerated filer ◻	Smaller reporting company ◻

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to an aggregate of (a) 100,000 shares of common stock, par value $0.01 per share (“Common Stock”), issuable under the PC Connection, Inc. (the “Registrant”) Amended and Restated 1997 Employee Stock Purchase Plan, as amended (the “1997 ESPP”) and (b) 100,000 shares issuable under the PC Connection, Inc. 2020 Stock Incentive Plan, as amended (the “2020 Plan”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference (i) the contents of the Registration Statement on Form S-8, File No. 333-223688, filed by the Registrant with the Securities and Exchange Commission on March 15, 2018 relating to the 1997 ESPP; (ii) the contents of the Registration Statement on Form S-8, File No. 333-202642, filed by the Registrant with the Securities and Exchange Commission on March 10, 2015 relating to the 1997 ESPP, (iii) the contents of the Registration Statement on Form S-8, File No. 333-179796, filed by the Registrant with the Securities and Exchange Commission on February 29, 2012 relating to the 1997 ESPP; (iv) the contents of the Registration Statement on Form S-8, File No. 333-161172, filed by the Registrant with the Securities and Exchange Commission on August 7, 2009 relating to the 1997 ESPP; (v) the contents of the Registration Statement on Form S-8, File No. 333-130389, filed by the Registrant with the Securities and Exchange Commission on December 16, 2005 relating to the 1997 ESPP; (vi) the contents of the Registration Statement on Form S-8, File No. 333-106652, filed by the Registrant with the Securities and Exchange Commission on June 30, 2003 relating to the 1997 ESPP; (vii) the contents of the Registration Statement on Form S-8, File No. 333-91584, filed by the Registrant with the Securities and Exchange Commission on June 28, 2002 relating to the 1997 ESPP; (viii) the contents of the Registration Statement on Form S-8, File No. 333-69981, filed by the Registrant with the Securities and Exchange Commission on December 30, 1998 relating to the 1997 ESPP and (ix) the contents of the Registration Statement on Form S-8, File No. 333-239475, filed by the Registrant with the Securities and Exchange Commission on June 26, 2020 relating to the 2020 Plan, in each case, except to the extent amended or superseded by the contents hereof.

Item 8.    Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2 (2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1 (3)	PC Connection, Inc. 2020 Stock Incentive Plan, as amended

99.2 (4)	PC Connection, Inc. Amended and Restated 1997 Employee Stock Purchase Plan, as amended

107	Filing Fee Table

(1)

Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s registration statement on Form S-4 (File No. 333-63272) filed on June 19, 2001 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s current report on Form 8-K filed on January 9, 2008 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Appendix A to the Registrant’s proxy statement on Schedule 14(a) filed on April 22, 2022 and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as Appendix B to the Registrant’s proxy statement on Schedule 14(a) filed on April 22, 2022 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrimack, State of New Hampshire, on this 4th day of August 2022.

PC CONNECTION, INC.

By:	/s/ TIMOTHY J. MCGRATH
Timothy J. McGrath
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of PC Connection, Inc., hereby severally constitute and appoint Patricia Gallup, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PC Connection, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY J. MCGRATH	President and Chief Executive Officer (Principal Executive Officer)	August 4, 2022
Timothy J. McGrath

/s/ THOMAS C. BAKER	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	August 4, 2022
Thomas C. Baker

/s/ PATRICIA GALLUP	Chairman of the Board	August 4, 2022
Patricia Gallup

/s/ David Beffa-Negrini	Director	August 4, 2022
David Beffa-Negrini

/s/ jAY BOTHWICK	Director	August 4, 2022
Jay Bothwick

/s/ bARBARA DUCKETT	Director	August 4, 2022
Barbara Duckett

/s/ JACK FERGUSON	Director	August 4, 2022
Jack Ferguson

/s/ GARY KINYON	Director	August 4, 2022
Gary Kinyon